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EXHIBIT  (23) (i)
Consent of Experts
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INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-07275 of Glenbrook Life and Annuity Company on Form S-1 of our report dated February 21, 1997 relating to the financial statements and financial statement schedule of Glenbrook Life and Annuity Company, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
March 28, 1997